Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders Oppenheimer Emerging Markets Innovators Fund:

We consent to the use in this Registration Statement of Oppenheimer Emerging Markets Innovators Fund, of our report dated April 9, 2014, included in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

KPMG LLP

Denver, Colorado
April 9, 2014